Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2022
OF $238 MILLION AND DILUTED EARNINGS PER SHARE OF $1.66;
RECORD LOANS AND DEPOSITS

Pasadena, California – April 21, 2022 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the first quarter of 2022. For the first quarter of 2022, net income was $237.7 million, or $1.66 per diluted share, up 37% linked quarter annualized and up 16% year-over-year.

“East West had an excellent start to the year. Financial results for the first quarter of 2022 were very strong, with an acceleration of loan and revenue growth, and a 14 basis point expansion in the net interest margin to 2.87%,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Quarter-over-quarter, our adjusted pre-tax, pre-provision income1 of $320.3 million grew by 28% annualized. Our first quarter 2022 return on assets of 1.56% expanded by 17 basis points, and our return on equity of 16.5% expanded by 157 basis points sequentially.”

“Total loans reached a record $43.5 billion as of March 31, 2022. Excluding the impact of the Paycheck Protection Program loans, total loans grew by $2.0 billion, or 20% linked quarter annualized, led by commercial loan growth. Total deposits grew to a record $54.9 billion as of March 31, 2022, an increase of $1.6 billion or 12% linked quarter annualized, driven by strong growth in noninterest-bearing demand deposits. Demand deposits made up 45% of our deposits as of March 31, 2022, up from 38% a year ago,” continued Ng.

“The strength of East West’s business model and our ability to execute are reflected in our financial achievements for the first quarter. Our loan portfolio is well-diversified, our pipelines are robust, our asset quality continues to be strong, and our balance sheet is well-positioned for a rising interest rate environment. We are optimistic about our outlook and expect to continue to deliver strong growth and earnings in 2022 and beyond,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 10.

FINANCIAL HIGHLIGHTS

	Three Months Ended	Qtr-o-Qtr Change		Yr-oYr Change
($ in millions)	March 31, 2022	$	% Ann.	$	%

Total Loans (incl. PPP)	$43,491	$1,797	17%	$3,903	10%
Total Loans (excl. PPP)	43,173	2,013	20	5,657	15
Total Deposits	54,938	1,588	12	5,391	11
Total Revenue	$495	$18	15%	$69	16%
Adj. Pre-tax Pre-provision[1]	320	21	28	59	22
Net Income	328	20	37	33	16

1See reconciliation of GAAP to non-GAAP financial measures in Table 10.

BALANCE SHEET

•Record Assets – Total assets reached $62.2 billion as of March 31, 2022, up by $1.4 billion, or 9% annualized, from $60.9 billion as of December 31, 2021, driven by growth in loans. Year-over-year, total assets grew 9% from $56.9 billion as of March 31, 2021.

First quarter 2022 average interest-earning assets of $58.7 billion declined by $251.7 million, or 2% linked quarter annualized, from $58.9 billion in the fourth quarter of 2021. The quarter-over-quarter decrease was driven by declines in average interest-bearing cash and deposits with banks of $1.6 billion and assets purchased under resale agreements of $342.6 million, which were largely offset by an increase in average loans of $1.6 billion. During the first quarter of 2022, the Company moved $3.0 billion of debt securities from available-for-sale (“AFS”) to held-to-maturity.

•Record Loans – Total loans reached $43.5 billion as of March 31, 2022, up by $1.8 billion, or 17% annualized, from $41.7 billion as of December 31, 2021. Excluding Paycheck Protection Program (“PPP”) loans of $318.1 million, total loans grew by $2.0 billion, or 20% linked quarter annualized, with solid growth in all major loan categories. Year-over-year, total loans grew 10% from $39.6 billion as of March 31, 2021. Excluding PPP loans, total loans grew $5.7 billion or 15% year-over-year.

First quarter 2022 average loans of $42.1 billion grew by $1.6 billion, or 16% linked quarter annualized. Excluding PPP loans, average loans grew by $1.8 billion, or 19% annualized, from the fourth quarter of 2021. The strongest growth was from average commercial and industrial loans (excluding PPP), which increased 30% linked quarter annualized, followed by average total commercial real estate loans, which increased 18% linked quarter annualized. Average residential mortgage loans increased 8% linked quarter annualized.

•Record Deposits – Total deposits were $54.9 billion as of March 31, 2022, an increase of $1.6 billion, or 12% annualized, from $53.4 billion as of December 31, 2021, and up $5.4 billion or 11% from $49.5 billion as of March 31, 2021. Quarter-over-quarter, strong growth in noninterest-bearing demand deposits was partially offset by a decrease in money market accounts. Noninterest-bearing demand deposits totaled $24.9 billion as of March 31, 2022. Noninterest-bearing demand deposits made up 45% of total deposits as of March 31, 2022, up from 43% as of December 31, 2021, and from 38% as of March 31, 2021.

First quarter 2022 average deposits of $54.0 billion declined by $290.9 million, or 2% linked quarter annualized. This was primarily driven by a decrease in average noninterest-bearing demand deposits of $586.6 million, or 10% linked quarter annualized, partially offset by increases in average interest-bearing checking deposits of $185.6 million, or 12% linked quarter annualized, and in savings deposits of $89.0 million, or 13% linked quarter annualized.

•Strong Capital Levels – As of March 31, 2022, stockholders’ equity was $5.7 billion, or $40.09 per common share, and tangible equity2 per common share was $36.76. As of March 31, 2022, the tangible equity to tangible assets ratio2 was 8.47%, the common equity tier 1 (“CET1”) capital ratio was 12.6%, and the total risk-based capital ratio was 13.9%. Quarter-over-quarter, stockholders’ equity declined by 2%, or $133.8 million, primarily reflecting a negative change in accumulated other comprehensive income (“AOCI”) of $304.5 million and $57.6 million in common dividends declared, partially offset by $237.7 million in net income. The negative change in AOCI was primarily due to increased unrealized losses in AFS debt securities.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 11.

OPERATING RESULTS

First Quarter Earnings – First quarter 2022 net income was $237.7 million, or $1.66 per diluted share, an increase of 9%, or 37% annualized, from $217.8 million, or $1.52 per diluted share, for the fourth quarter of 2021, and an increase of 16% from $205.0 million, or $1.44 per diluted share, for the first quarter of 2021.

First Quarter 2022 Compared to Fourth Quarter 2021

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $415.6 million, an increase of 10% annualized from $405.7 million. Net interest margin (“NIM”) of 2.87% increased by 14 basis points from 2.73%.
•NII growth and NIM expansion were primarily driven by strong loan growth and higher loan yields. Average loan growth during the first quarter drove a favorable shift in the asset mix into higher interest earning assets. Average loans made up 72% of average interest-earning assets in the first quarter of 2022, compared with 69% in the fourth quarter of 2021.
•The average loan yield was 3.63%, up four basis points from the fourth quarter.
•The average cost of funds of 0.12% and the average cost of deposits of 0.10% both remained unchanged from the fourth quarter. The average cost of interest-bearing deposits of 0.17% decreased by one basis point from the fourth quarter.

Noninterest Income
Noninterest income totaled $79.7 million in the first quarter, an increase of $8.3 million, or 12%, from $71.5 million in the fourth quarter. Customer-driven fee income and net gains on sales of loans were $65.0 million, an increase of 3% linked quarter, or 11% annualized, from $63.3 million in the fourth quarter.

Interest rate contracts (“IRC”) and other derivative income was $11.1 million in the first quarter, compared with $1.9 million in the fourth quarter. The $9.2 million quarter-over-quarter increase was largely due to a favorable change in the credit valuation adjustment, as well as higher customer-driven IRC revenue.

Noninterest Expense
Noninterest expense totaled $189.5 million in the first quarter, compared with $210.1 million in the fourth quarter. First quarter noninterest expense consisted of $175.0 million of adjusted noninterest expense3, $13.9 million in amortization of tax credit and other investments, and $0.5 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $175.0 million decreased by 1.5%, or 6% annualized, from $177.7 million in the fourth quarter. Reductions in legal expense and overall operating expenses, including data processing, occupancy and equipment expense, and computer software expense, more than offset increased compensation and employee benefits expense, which is typically higher in the first quarter due to higher payroll taxes and related expenses.
•Amortization of tax credit and other investments totaled $13.9 million in the first quarter, compared with $31.8 million in the fourth quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments partially reflects the impact of investments that close in a given period.
•The adjusted efficiency ratio3 was 35.3% in the first quarter, compared with 37.2% in the fourth quarter.

TAX RELATED ITEMS

First quarter 2022 income tax expense was $60.3 million and the effective tax rate was 20.2%, compared with income tax expense of $59.3 million and an effective tax rate of 21.4% for the fourth quarter of 2021.

ASSET QUALITY

The asset quality of the loan portfolio continues to be strong.
•The nonperforming asset (“NPA”) ratio improved by two basis points quarter-over-quarter and NPAs decreased by 9%. As of March 31, 2022, NPAs were $94.4 million, or 0.15% of total assets, compared with $103.5 million, or 0.17% of total assets, as of December 31, 2021.
•The criticized loan ratio improved by eight basis points quarter-over-quarter. As of March 31, 2022, criticized loans totaled $833.3 million, or 1.92% of loans held-for-investment (“HFI”), compared with $833.1 million, or 2.00% of loans HFI, as of December 31, 2021.
•First quarter 2022 net charge-offs were $8.3 million, or annualized 0.08% of average loans HFI, down from $9.8 million, or annualized 0.10% of average loans HFI, for the fourth quarter of 2021.
•The allowance for loan losses (“ALLL”) totaled $545.7 million, or 1.25% of loans HFI, as of March 31, 2022 compared with $541.6 million, or 1.30% of loans HFI, as of December 31, 2021. The provision for credit losses was $8.0 million for the first quarter of 2022, compared with a reversal of $10.0 million for the fourth quarter of 2021 and no provision for the first quarter of 2021. The quarter-over-quarter increase in the ALLL largely reflects loan growth. The quarter-over-quarter decrease in the ALLL coverage ratio reflects improving asset quality metrics in the loan portfolio.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 10.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital metrics as of March 31, 2022, December 31, 2021, and March 31, 2021.

EWBC Risk-Based Capital Ratios
($ in millions)	March 31, 2022 (a)	December 31, 2021 (a)	March 31, 2021 (a)
CET1 capital ratio	12.6%	12.8%	12.7%
Tier 1 capital ratio	12.6%	12.8%	12.7%
Total capital ratio	13.9%	14.1%	14.3%
Leverage ratio	9.3%	9.0%	9.1%
Risk-Weighted Assets (“RWA”) (b)	$45,405	$43,585	$39,572

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its March 31, 2022, December 31, 2021, and March 31, 2021 regulatory capital ratios. The Company’s March 31, 2022 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2022 dividends for the Company’s common stock. The common stock cash dividend of $0.40 per share is payable on May 16, 2022 to stockholders of record on May 2, 2022.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $354 million remains available. East West did not repurchase any shares during the first quarter of 2022, and has not repurchased any shares since the first quarter of 2020, under this authorization.

Conference Call
East West will host a conference call to discuss first quarter 2022 earnings with the public on Thursday, April 21, 2022, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2022 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on April 21, 2022, at 11:30 a.m. PT through May 21, 2022. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 406752.

About East West

East West Bancorp, Inc. is a public company with total assets of $62.2 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.
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Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts, and that are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business and usually can be identified by the use of forward-looking language, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends to,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, or market disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; changes in local, regional and global business, economic and political conditions and geopolitical events; the economic, financial, reputational and other impacts of the ongoing COVID-19 global pandemic including variants thereof and any other pandemic, epidemic or health-related crisis, as well as a deterioration of asset quality and an increase in credit losses due to the COVID-19 global pandemic; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau, and the California Department of Financial Protection and Innovation; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; fluctuations in the Company’s stock price; impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of the benchmark interest rate reform in the U.S. including the transition away from USD London Interbank Offered Rate to alternative reference rates; impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s debt securities portfolio; and impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2021 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2022 % or Basis Point Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$571,571	$527,317	$582,270	8.4%		(1.8)%
Interest-bearing cash with banks	3,277,129	3,385,618	4,036,863	(3.2)		(18.8)
Cash and cash equivalents	3,848,700	3,912,935	4,619,133	(1.6)		(16.7)
Interest-bearing deposits with banks	816,125	736,492	741,923	10.8		10.0
Assets purchased under resale agreements (“resale agreements”)	1,956,822	2,353,503	2,160,038	(16.9)		(9.4)
Available-for-sale (“AFS”) debt securities (amortized cost of $7,091,581, $10,087,179 and $7,904,546)	6,729,431	9,965,353	7,789,213	(32.5)		(13.6)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,815,968 in 2022)	2,997,702	—	—	100.0		100.0
Loans held-for-sale (“HFS”)	631	635	—	(0.6)		100.0
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $545,685, $541,579 and $607,506)	42,944,997	41,152,202	38,981,242	4.4		10.2
Investments in qualified affordable housing partnerships, tax credit and other investments, net	607,985	628,263	646,300	(3.2)		(5.9)
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	102,491	98,632	94,483	3.9		8.5
Other assets	1,770,875	1,556,989	1,376,117	13.7		28.7
Total assets	$62,241,456	$60,870,701	$56,874,146	2.3%		9.4%

Liabilities and Stockholders’ Equity
Deposits	$54,938,361	$53,350,532	$49,547,136	3.0%		10.9%
FHLB advances	74,619	249,331	653,035	(70.1)		(88.6)
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	300,000	300,000	—		—
Long-term debt and finance lease liabilities	152,227	151,997	152,195	0.2		0.0
Operating lease liabilities	109,656	105,534	101,828	3.9		7.7
Accrued expenses and other liabilities	963,137	876,089	834,925	9.9		15.4
Total liabilities	56,538,000	55,033,483	51,589,119	2.7		9.6
Stockholders’ equity	5,703,456	5,837,218	5,285,027	(2.3)		7.9
Total liabilities and stockholders’ equity	$62,241,456	$60,870,701	$56,874,146	2.3%		9.4%

Book value per common share	$40.09	$41.13	$37.26	(2.5)%		7.6%
Tangible equity (1) per common share	$36.76	$37.79	$33.90	(2.7)		8.4
Number of common shares at period-end	142,257	141,908	141,843	0.2		0.3
Tangible equity to tangible assets ratio (1)	8.47%	8.88%	8.53%	(41)	bps	(6)	bps

(1)See reconciliation of GAAP to non-GAAP financial measures in Table 11.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2022 % Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$14,838,134	$14,150,608	$14,081,110	4.9%	5.4%
Commercial real estate (“CRE”):
CRE	12,636,787	12,155,047	11,563,034	4.0	9.3
Multifamily residential	3,894,463	3,675,605	3,066,515	6.0	27.0
Construction and land	443,836	346,486	459,254	28.1	(3.4)
Total CRE	16,975,086	16,177,138	15,088,803	4.9	12.5
Consumer:
Residential mortgage:
Single-family residential	9,283,429	9,093,702	8,524,287	2.1	8.9
Home equity lines of credit (“HELOCs”)	2,266,634	2,144,821	1,749,172	5.7	29.6
Total residential mortgage	11,550,063	11,238,523	10,273,459	2.8	12.4
Other consumer	127,399	127,512	145,376	(0.1)	(12.4)
Total loans HFI (2)	43,490,682	41,693,781	39,588,748	4.3	9.9
Loans HFS	631	635	—	(0.6)	100.0
Total loans (1)(2)	43,491,313	41,694,416	39,588,748	4.3	9.9
Allowance for loan losses	(545,685)	(541,579)	(607,506)	0.8	(10.2)
Net loans (2)	$42,945,628	$41,152,837	$38,981,242	4.4	10.2

Deposits:
Noninterest-bearing demand	$24,927,768	$22,845,464	$18,919,298	9.1%	31.8%
Interest-bearing checking	6,774,826	6,524,721	7,005,693	3.8	(3.3)
Money market	12,108,432	13,130,300	12,218,957	(7.8)	(0.9)
Savings	2,897,248	2,888,065	2,604,355	0.3	11.2
Time deposits	8,230,087	7,961,982	8,798,833	3.4	(6.5)
Total deposits	$54,938,361	$53,350,532	$49,547,136	3.0%	10.9%

(1)Includes $318.1 million, $534.2 million and $2.07 billion of Paycheck Protection Program (“PPP”) loans as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively. Excluding PPP loans, total loans were $43.17 billion, $41.16 billion and $37.52 billion as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(42.7) million, $(50.7) million and $(76.9) million as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2022 % Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$432,029	$422,708	$381,386	2.2%	13.3%
Interest expense	16,416	17,011	27,691	(3.5)	(40.7)
Net interest income before provision for (reversal of) credit losses	415,613	405,697	353,695	2.4	17.5
Provision for (reversal of) credit losses	8,000	(10,000)	—	(180.0)	100.0
Net interest income after provision for (reversal of) credit losses	407,613	415,697	353,695	(1.9)	15.2
Noninterest income	79,743	71,489	72,866	11.5	9.4
Noninterest expense	189,450	210,105	191,077	(9.8)	(0.9)
Income before income taxes	297,906	277,081	235,484	7.5	26.5
Income tax expense	60,254	59,285	30,490	1.6	97.6
Net income	$237,652	$217,796	$204,994	9.1%	15.9%
Earnings per share (“EPS”)
- Basic	$1.67	$1.53	$1.45	9.0%	15.6%
- Diluted	$1.66	$1.52	$1.44	9.2	15.6
Weighted-average number of shares outstanding
- Basic	142,025	141,907	141,646	0.1%	0.3%
- Diluted	143,223	143,323	142,844	(0.1)	0.3

	Three Months Ended			March 31, 2022 % Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$19,438	$20,739	$18,357	(6.3)%	5.9%
Deposit account fees	20,315	20,028	15,383	1.4	32.1
Interest rate contracts and other derivative income	11,133	1,932	16,997	476.2	(34.5)
Foreign exchange income	12,699	13,343	9,526	(4.8)	33.3
Wealth management fees	6,052	5,291	6,911	14.4	(12.4)
Net gains on sales of loans	2,922	2,308	1,781	26.6	64.1
Gains on sales of AFS debt securities	1,278	390	192	227.7	565.6
Other investment income	1,627	2,982	925	(45.4)	75.9
Other income	4,279	4,476	2,794	(4.4)	53.1
Total noninterest income	$79,743	$71,489	$72,866	11.5%	9.4%
Noninterest expense:
Compensation and employee benefits	$116,269	$114,743	$107,808	1.3%	7.8%
Occupancy and equipment expense	15,464	15,846	15,922	(2.4)	(2.9)
Deposit insurance premiums and regulatory assessments	4,717	4,772	3,876	(1.2)	21.7
Deposit account expense	4,693	4,307	3,892	9.0	20.6
Data processing	3,665	4,175	4,478	(12.2)	(18.2)
Computer software expense	7,294	7,494	7,159	(2.7)	1.9
Consulting expense	1,833	1,539	1,475	19.1	24.3
Legal expense	718	2,175	1,502	(67.0)	(52.2)
Other operating expense	20,897	23,254	19,607	(10.1)	6.6
Amortization of tax credit and other investments	13,900	31,800	25,358	(56.3)	(45.2)
Total noninterest expense	$189,450	$210,105	$191,077	(9.8)%	(0.9)%

(1)Includes $5.2 million, $9.6 million and $15.0 million of interest income related to PPP loans for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2022 % Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$14,271,902	$13,592,203	$13,693,869	5.0%	4.2%
CRE:
CRE	12,279,365	11,954,535	11,325,679	2.7	8.4
Multifamily residential	3,749,571	3,434,274	3,042,079	9.2	23.3
Construction and land	392,923	340,940	549,337	15.2	(28.5)
Total CRE	16,421,859	15,729,749	14,917,095	4.4	10.1
Consumer:
Residential mortgage:
Single-family residential	9,111,188	9,031,677	8,315,052	0.9	9.6
HELOCs	2,183,080	2,052,383	1,666,233	6.4	31.0
Total residential mortgage	11,294,268	11,084,060	9,981,285	1.9	13.2
Other consumer	124,389	126,557	137,058	(1.7)	(9.2)
Total loans (2)	$42,112,418	$40,532,569	$38,729,307	3.9%	8.7%

Interest-earning assets	$58,692,366	$58,944,082	$52,852,045	(0.4)%	11.1%
Total assets	$61,758,048	$62,183,137	$55,594,283	(0.7)%	11.1%

Deposits:
Noninterest-bearing demand	$23,432,746	$24,019,333	$18,093,696	(2.4)%	29.5%
Interest-bearing checking	6,648,065	6,462,471	6,393,034	2.9	4.0
Money market	12,913,336	12,920,174	11,573,847	(0.1)	11.6
Savings	2,930,309	2,841,352	2,674,476	3.1	9.6
Time deposits	8,100,890	8,072,917	9,112,662	0.3	(11.1)
Total deposits	$54,025,346	$54,316,247	$47,847,715	(0.5)%	12.9%

Interest-bearing liabilities	$31,218,479	$31,011,536	$30,863,568	0.7%	1.1%
Stockholders’ equity	$5,842,615	$5,786,237	$5,338,098	1.0%	9.5%

(1)Average balances of PPP loans were $410.6 million, $677.2 million and $1.93 billion for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2022			December 31, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,466,012	$3,260	0.30%	$6,050,870	$3,750	0.25%
Resale agreements	2,097,998	8,383	1.62%	2,440,636	9,162	1.49%
AFS debt securities	7,969,795	34,469	1.75%	9,842,691	42,367	1.71%
HTM debt securities	1,968,568	8,198	1.69%	—	—	—%
Loans (2)	42,112,418	377,110	3.63%	40,532,569	366,936	3.59%
FHLB and FRB stock	77,575	609	3.18%	77,316	493	2.53%
Total interest-earning assets	58,692,366	432,029	2.99%	58,944,082	422,708	2.85%

Noninterest-earning assets:
Cash and due from banks	641,882			652,126
Allowance for loan losses	(543,345)			(558,645)
Other assets	2,967,145			3,145,574
Total assets	$61,758,048			$62,183,137

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,648,065	$1,402	0.09%	$6,462,471	$1,846	0.11%
Money market deposits	12,913,336	3,203	0.10%	12,920,174	3,172	0.10%
Savings deposits	2,930,309	1,704	0.24%	2,841,352	1,734	0.24%
Time deposits	8,100,890	6,680	0.33%	8,072,917	6,617	0.33%
Federal funds purchased and other short-term borrowings	1,866	9	1.96%	730	—	—%
FHLB advances	160,018	578	1.46%	249,048	856	1.36%
Repurchase agreements	311,984	2,016	2.62%	313,075	2,018	2.56%
Long-term debt and finance lease liabilities	152,011	824	2.20%	151,769	768	2.01%
Total interest-bearing liabilities	31,218,479	16,416	0.21%	31,011,536	17,011	0.22%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,432,746			24,019,333
Accrued expenses and other liabilities	1,264,208			1,366,031
Stockholders’ equity	5,842,615			5,786,237
Total liabilities and stockholders’ equity	$61,758,048			$62,183,137

Interest rate spread			2.78%			2.63%
Net interest income and net interest margin		$415,613	2.87%		$405,697	2.73%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $410.6 million and $677.2 million for the three months ended March 31, 2022 and December 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2022			March 31, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,466,012	$3,260	0.30%	$6,117,799	$3,632	0.24%
Resale agreements	2,097,998	8,383	1.62%	1,461,900	6,099	1.69%
AFS debt securities	7,969,795	34,469	1.75%	6,459,875	29,100	1.83%
HTM debt securities	1,968,568	8,198	1.69%	—	—	—%
Loans (2)	42,112,418	377,110	3.63%	38,729,307	342,008	3.58%
FHLB and FRB stock	77,575	609	3.18%	83,164	547	2.67%
Total interest-earning assets	58,692,366	432,029	2.99%	52,852,045	381,386	2.93%

Noninterest-earning assets:
Cash and due from banks	641,882			580,277
Allowance for loan losses	(543,345)			(618,589)
Other assets	2,967,145			2,780,550
Total assets	$61,758,048			$55,594,283

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,648,065	$1,402	0.09%	$6,393,034	$4,214	0.27%
Money market deposits	12,913,336	3,203	0.10%	11,573,847	4,711	0.17%
Savings deposits	2,930,309	1,704	0.24%	2,674,476	1,741	0.26%
Time deposits	8,100,890	6,680	0.33%	9,112,662	11,156	0.50%
Federal funds purchased and other short-term borrowings	1,866	9	1.96%	4,703	42	3.62%
FHLB advances	160,018	578	1.46%	652,758	3,069	1.91%
Repurchase agreements	311,984	2,016	2.62%	300,000	1,978	2.67%
Long-term debt and finance lease liabilities	152,011	824	2.20%	152,088	780	2.08%
Total interest-bearing liabilities	31,218,479	16,416	0.21%	30,863,568	27,691	0.36%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,432,746			18,093,696
Accrued expenses and other liabilities	1,264,208			1,298,921
Stockholders’ equity	5,842,615			5,338,098
Total liabilities and stockholders’ equity	$61,758,048			$55,594,283

Interest rate spread			2.78%			2.57%
Net interest income and net interest margin		$415,613	2.87%		$353,695	2.71%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $410.6 million and $1.93 billion for the three months ended March 31, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2022 Basis Point Change
	March 31, 2022	December 31, 2021	March 31, 2021	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.56%	1.39%	1.50%	17	bps	6	bps
Return on average equity	16.50%	14.93%	15.57%	157		93
Return on average tangible equity (2)	18.00%	16.32%	17.17%	168		83
Interest rate spread	2.78%	2.63%	2.57%	15		21
Net interest margin	2.87%	2.73%	2.71%	14		16
Average loan yield	3.63%	3.59%	3.58%	4		5
Yield on average interest-earning assets	2.99%	2.85%	2.93%	14		6
Average cost of interest-bearing deposits	0.17%	0.18%	0.30%	(1)		(13)
Average cost of deposits	0.10%	0.10%	0.18%	—		(8)
Average cost of funds	0.12%	0.12%	0.23%	—		(11)
Adjusted pre-tax, pre-provision profitability ratio (3)	2.10%	1.91%	1.91%	19		19
Adjusted noninterest expense/average assets (3)	1.15%	1.13%	1.20%	2		(5)
Efficiency ratio	38.25%	44.03%	44.79%	(578)		(654)
Adjusted efficiency ratio (3)	35.34%	37.24%	38.68%	(190)	bps	(334)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Table 11.
(3)See reconciliation of GAAP to non-GAAP financial measures in Table 10.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for credit losses on loans	(a)	9,262	1,658	1,225	107	12,252
Gross charge-offs		(11,188)	(399)	—	(46)	(11,633)
Gross recoveries		3,002	229	138	—	3,369
Total net (charge-offs) recoveries		(8,186)	(170)	138	(46)	(8,264)
Foreign currency translation adjustment		118	—	—	—	118
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685

		Three Months Ended December 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404
Provision for (reversal of) credit losses on loans	(a)	2,397	(9,416)	(1,519)	(940)	(9,478)
Gross charge-offs		(12,328)	(2,872)	—	(1,454)	(16,654)
Gross recoveries		5,605	836	430	—	6,871
Total net (charge-offs) recoveries		(6,723)	(2,036)	430	(1,454)	(9,783)
Foreign currency translation adjustment		436	—	—	—	436
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579

		Three Months Ended March 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
Provision for (reversal of) credit losses on loans	(a)	3,839	(3,076)	398	(113)	1,048
Gross charge-offs		(8,436)	(7,283)	(179)	(1)	(15,899)
Gross recoveries		760	1,651	80	2	2,493
Total net (charge-offs) recoveries		(7,676)	(5,632)	(99)	1	(13,406)
Foreign currency translation adjustment		(119)	—	—	—	(119)
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)

		Three Months Ended
		March 31, 2022	December 31, 2021	March 31, 2021
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$27,514	$28,036	$33,577
Reversal of credit losses on unfunded credit commitments	(b)	(4,252)	(522)	(1,048)
Allowance for unfunded credit commitments, end of period (1)		$23,262	$27,514	$32,529

Provision for (reversal of) credit losses	(a)+(b)	$8,000	$(10,000)	$—

(1)Included in Accrued expenses and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2022	December 31, 2021	March 31, 2021
Special mention loans	$402,704	$384,694	$504,226
Classified loans	430,633	448,362	712,693
Total criticized loans	$833,337	$833,056	$1,216,919

Nonperforming Assets	March 31, 2022	December 31, 2021	March 31, 2021
Nonaccrual loans:
Commercial:
C&I	$51,773	$59,023	$125,536
Total CRE	9,827	9,942	74,727
Consumer:
Total residential mortgage	23,197	24,164	29,173
Other consumer	37	52	2,526
Total nonaccrual loans	84,834	93,181	231,962
Other real estate owned, net	—	363	15,824
Other nonperforming assets	9,548	9,938	10,360
Total nonperforming assets	$94,382	$103,482	$258,146

Credit Quality Ratios	March 31, 2022	December 31, 2021	March 31, 2021
Annualized quarterly net charge-offs to average loans HFI	0.08%	0.10%	0.14%
Special mention loans to loans HFI	0.93%	0.92%	1.27%
Classified loans to loans HFI	0.99%	1.08%	1.80%
Criticized loans to loans HFI	1.92%	2.00%	3.07%
Nonperforming assets to total assets	0.15%	0.17%	0.45%
Nonaccrual loans to loans HFI	0.20%	0.22%	0.59%
Allowance for loan losses to loans HFI	1.25%	1.30%	1.53%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2022	December 31, 2021	March 31, 2021
Net interest income before provision for (reversal of) credit losses	(a)	$415,613	$405,697	$353,695
Total noninterest income		79,743	71,489	72,866
Total revenue	(b)	$495,356	$477,186	$426,561

Total noninterest expense	(c)	$189,450	$210,105	$191,077
Less: Amortization of tax credit and other investments		(13,900)	(31,800)	(25,358)
Amortization of core deposit intangibles		(511)	(602)	(732)
Adjusted noninterest expense	(d)	$175,039	$177,703	$164,987
Efficiency ratio	(c)/(b)	38.25%	44.03%	44.79%
Adjusted efficiency ratio	(d)/(b)	35.34%	37.24%	38.68%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$320,317	$299,483	$261,574
Average total assets	(f)	$61,758,048	$62,183,137	$55,594,283
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.10%	1.91%	1.91%
Adjusted noninterest expense/average assets (1)	(d)/(f)	1.15%	1.13%	1.20%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2022	December 31, 2021	March 31, 2021
Stockholders’ equity	(a)	$5,703,456	$5,837,218	$5,285,027
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,044)	(9,334)	(11,151)
Tangible equity	(b)	$5,228,715	$5,362,187	$4,808,179

Total assets	(c)	$62,241,456	$60,870,701	$56,874,146
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,044)	(9,334)	(11,151)
Tangible assets	(d)	$61,766,715	$60,395,670	$56,397,298
Total stockholders’ equity to total assets ratio	(a)/(c)	9.16%	9.59%	9.29%
Tangible equity to tangible assets ratio	(b)/(d)	8.47%	8.88%	8.53%

Adjusted return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2022	December 31, 2021	March 31, 2021
Net income		$237,652	$217,796	$204,994
Add: Amortization of core deposit intangibles		511	602	732
Amortization of mortgage servicing assets		392	415	414
Tax effect of amortization adjustments (2)		(260)	(293)	(325)
Tangible net income	(e)	$238,295	$218,520	$205,815

Average stockholders’ equity		$5,842,615	$5,786,237	$5,338,098
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(9,207)	(9,611)	(11,594)
Average tangible equity	(f)	$5,367,711	$5,310,929	$4,860,807
Adjusted return on average tangible equity (3)	(e)/(f)	18.00%	16.32%	17.17%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.77% for the three months ended March 31, 2022 and December 31, 2021, and 28.37% for the three months ended March 31, 2021.
(3)Annualized.